                                                                    Exhibit 99.1

                              SETTLEMENT AGREEMENT

      This SETTLEMENT AGREEMENT (this "Agreement") is entered into as of this 3rd day of May 2006 by and among Costa Brava Partnership III, L.P., a Delaware limited partnership ("Costa Brava"), and the Board of Directors of TechTeam Global, Inc. and TechTeam Global, Inc., a Delaware corporation (together, "TechTeam" or the "Company").

      WHEREAS, Costa Brava is the beneficial owner of 8.8% of the outstanding shares of Common Stock of TechTeam;

      WHEREAS, on February 23, 2006, Costa Brava notified TechTeam of its intent to nominate seven directors to replace the Company's current Board of Directors at the Company's 2006 annual meeting in accordance with the nomination procedures set forth in the Company's by-laws and the Company has stated its intent to contest Costa Brava's nominees and nominate its own slate of nominees (the contest between the two slates being the "Proxy Contest"); and

      WHEREAS, Costa Brava and TechTeam engaged in settlement discussions to determine the best course for the Board of Directors of the Company and wish to set forth the terms for resolving the Proxy Contest;

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

      1. Date of Annual Meeting; No Amendment to By-laws. The Company's annual shareholder meeting will be held on June 14 , 2006 (the "Annual Meeting"), and the Company will not amend its by-laws prior to the Annual Meeting.

      2. Board Composition; Observer Rights. The Company has nominated the following slate of eight directors to stand for election at the Annual Meeting:
Alok Mohan, James A. Lynch, Kent Heymann, General John P. Jumper (USAF Ret.), Andrew R. Siegel, William C. Brown, Richard Widgren, and James G. Roche (each, a "New Director"). From the date of this Agreement until each New Director is elected to the Board of Directors of the Company, each New Director who is not currently a director of the Company and has executed a non-disclosure agreement shall have the right to attend all Board of Director meetings (including committee meetings) as an observer.

      3. Chairman of the Board. After the Annual Meeting, Alok Mohan will serve as Chairman of the Board until the first meeting of the Board of Directors after January 1, 2007, at which point the Board will again elect a Chairman, which may or may not be Alok Mohan.

      4. Expense Reimbursement. The Company will pay Costa Brava's expenses, up to a limit of $700,000, in connection with its efforts to replace the Company's current Board of Directors and its efforts to obtain documents from the Company pursuant to Section 220 of the DGCL ("220 Action"). Costa Brava will provide the Company with a reasonably detailed itemized invoice listing the expenses incurred by it in relation to the Proxy Contest and 220 Action for which it seeks reimbursement. The Company will pay such invoiced amounts by wire transfer of immediately available funds within fifteen days of receipt by the Company from Costa Brava of the invoice; provided, however, the Company will not have to pay Costa Brava's expenses relating to the 220 Action until the 220 Action is dismissed with prejudice.

      5. Company Representations and Warranties. The Company represents and warrants to Costa Brava as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

            (b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement;

            (c) The Company has not amended its by-laws since February 13, 2006; and

            (d) At the April 10, 2006 Board of Directors' meeting, the Board set the Chairman's monthly compensation at $6,250, to be effective as of the date of the Annual Meeting.

      6. Dismissal of Litigation; Release of Claims. Subject to the performance of this Agreement, (i) the parties agree to stay the litigation in Delaware against the Company, and stipulate to dismiss such litigation with prejudice promptly following the Annual Meeting and (ii) Costa Brava agrees that it will not bring any further litigation against the Company or on behalf of the Company in connection with any specific issues mentioned by Costa Brava in its filings with the Securities and Exchange Commission. Further subject to the performance of this Agreement, Costa Brava and the Company release and forever discharge each other, and their respective directors, officers, partners, principals, and employees, from all claims and demands, rights and causes of action of any kind arising out of the Proxy Contest. Notwithstanding anything to the contrary in this paragraph, Costa Brava and the Company do not release any obligations or claims arising under this Agreement.

      7. Withdrawal of Shareholder Proposal and Costa Brava Slate. Costa Brava agrees to withdraw its (i) proposal submitted to the Company on December 26, 2005 for submission to the shareholders for vote at the Annual Meeting and (ii) its proposal to nominate its own slate of directors at the Annual Meeting.

      8. Publicity. Except for the issuance of the press release in the form attached hereto as Exhibit A, which shall be issued as soon as practical after the execution of this Agreement, no public announcement or disclosure will be made by any party with respect to the subject matter of this Agreement without the prior written consent of the Company and Costa Brava; provided, however, that the provisions of this paragraph will not prohibit (a) any disclosure either party reasonably believes is required by any applicable law (in which case the disclosing party will provide the other parties with the opportunity to review the disclosure in advance) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or other documents contemplated hereby.

      9. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any governmental authority (an "Action") instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any Action for specific performance in respect of such breach, it shall not assert the defense that a remedy at law would be adequate.

      10.Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and the Costa Brava, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

      12.Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

      13.Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

      14.WAIVER OF JURY TRIAL. To the extent not prohibited by applicable law that cannot be waived, the parties hereby waive, and covenant that they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this agreement or any of the contemplated transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any proceeding whatsoever between them relating to this agreement or any of the contemplated transactions will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.


                       [Next page is the signature page.]

      IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.


                                   COSTA BRAVA PARTNERSHIP III, L.P.

                          By:      Roark, Rearden & Hamot Capital
                                   Management LLC, its general partner

                          By:      /s/ Seth W. Hamot
                                   ------------------------------------
                                   Seth W. Hamot
                                   President



                                   TECHTEAM GLOBAL, INC.

                          By:      /s/ William C. Brown
                                   ---------------------------------------
                                   William C. Brown
                                   Chief Executive Officer, for the Company
                                   and on behalf of the Board of Directors